UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2004

Baker Hughes Incorporated

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

3900 Essex Lane, Houston, Texas (Address of Principal Executive Offices)	77027 (Zip Code)

Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In December 2004, Baker Hughes Incorporated (the “Company”) elected to make additional contributions to its pension plans of approximately $65 million as an alternative use of free cash flow (available cash) and now anticipates total contributions of approximately $110 million during 2004 to fund its pension plans. The Company previously disclosed in its consolidated financial statements for the year ended December 31, 2003, that it expected to contribute approximately $35.0 million to $40.0 million to its pension plans during 2004. During the second quarter of 2004, the Company revised its estimate and anticipated contributing approximately $45.0 million to $50.0 million to fund its pension plans in 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: December 22, 2004	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary